Exhibit 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 27, 2020 (the “Second Amendment Effective Date”), is entered into by and among HERITAGE INSURANCE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto, and Regions Bank, in its capacity as Administrative Agent (the “Administrative Agent”).

R E C I T A L S

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Regions Bank, as Administrative Agent and Collateral Agent, are parties to that certain Credit Agreement, dated as of December 14, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of May 17, 2019, and as further amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time, the “Credit Agreement”); and

WHEREAS, the Credit Parties have requested that the Credit Agreement be amended as provided in Section 3 below, and the Lenders (by act of the Required Lenders) have agreed to consent to such amendments set forth herein, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1. Introductory Paragraph and Recitals; Definitions. The above introductory paragraph and recitals (including any terms defined therein) of this Amendment are incorporated herein by reference as if fully set forth in the body of this Amendment. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Credit Agreement (as amended by this Amendment).

2. Amendments to the Credit Agreement. Pursuant to Section 11.4 of the Credit Agreement, the Credit Agreement is hereby amended in the following respects:

(a) The Table of Contents to the Credit Agreement is amended by replacing the text “EEA” in the heading of Section 11.21 of the Credit Agreement with the text “Affected”.

(b) Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetic order:

“Affected Financial Institution” shall mean: (a) any EEA Financial Institution; or (b) any UK Financial Institution.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. §–1841(k)) of such party.

“Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §–252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §–47.3(b); and (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §–382.2(b).

“Covered Party” shall have the meaning provided in Section 11.23.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§–252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. §–5390(c)(8)(D).

“QFC Credit Support” shall have the meaning provided in Section 11.23.

“Resolution Authority” shall mean an EEA Resolution Authority, or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Supported QFC” shall have the meaning provided in Section 11.23.

“U.S. Special Resolution Regime” shall have the meaning provided in Section 11.23.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(c) The definitions of “Bail-In Action”, “Bail-In Legislation” and “Write-Down and Conversion Powers” in Section 1.1 of the Credit Agreement are each amended and restated in their entirety to read as follows:

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the applicable EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act of 2009 (as amended from time to time), and any other Law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions, or any affiliates of any of the foregoing (other than through liquidation, administration, or other insolvency proceedings).

“Write-Down and Conversion Powers” shall mean: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution, or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it, or to suspend any obligation in respect of that liability, or any of the powers under that Bail-In legislation that are related or ancillary to any of those powers.

(d) Clause (c) of the definition of “Permitted Acquisitions” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

(c) immediately after giving effect to such Acquisition, either (i) there shall be at least $25,000,000 of Liquidity, or (ii) on a Pro Forma Basis, the Consolidated Leverage Ratio shall be at least 0.25:1.00 (a “quarter turn”) less than the Consolidated Leverage Ratio required for the period of four (4) Fiscal Quarters most recently ended;

(e) Section 6.15(h) of the Credit Agreement is amended by replacing the text “EEA” with the text “Affected”.

(f) Section 8.6(o)(iii)(C) of the Credit Agreement is amended and restated in its entirety to read as follows:

(C) after giving effect to any such Investment, either (i) there shall be at least $25,000,000 of Liquidity, or (ii) on a Pro Forma Basis, the Consolidated Leverage Ratio shall be at least 0.25:1.00 (a “quarter turn”) less than the Consolidated Leverage Ratio required for the period of four (4) Fiscal Quarters most recently ended;

(g) Section 11.5(e) of the Credit Agreement is amended to insert the text “, and this Section 11.5 shall not apply to any such pledge or assignment of a security agreement” immediately after the text “Federal Reserve Bank”.

(h) Section 11.21 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 11.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent that such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction, in full or in part, or cancellation of any such liability, (ii) a conversion of all, or a portion, of such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to, or otherwise conferred on, it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(i) A new Section 11.23 of the Credit Agreement is inserted at the end of Article XI of the Credit Agreement to read as follows:

Section 11.23. Acknowledgement Regarding any Supported QFCs.

(a) To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”; and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC

Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States.

(b) In the event that a Covered Entity that is a party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event that a Covered Party, or a BHC Act Affiliate of a Covered Party, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

3. Effectiveness; Conditions Precedent. This Amendment shall become effective as of the Second Amendment Effective Date upon the satisfaction of each of the following conditions precedent:

(a) Amendment. Receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the Credit Parties, the Required Lenders, the Administrative Agent, and the Collateral Agent; and

(b) Fees and Expenses. Receipt by (i) the Administrative Agent, for the account of each Lender that delivers its executed signature page to this Amendment to the Administrative Agent not in escrow on or prior to the date hereof, of an amendment fee in an amount equal to the product of (A) five-hundredths percent (0.05%), and (B) the sum of (I) such Lender’s Revolving Commitment, and (II) such Lender’s portion of the outstanding principal amount of the Term Loan A, in each case, as determined on the date hereof (which amendment fee shall be for such Lenders’ participation in this Amendment, shall be fully earned once paid, and shall be non-refundable for any reason whatsoever), and (ii) the Administrative Agent and the Lenders of all other fees, expenses and other amounts due and payable on or prior to the date of this Agreement, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent (including, without limitation, reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Credit Parties hereunder, under any other Credit Document, and under any agreement with the Administrative Agent or the Collateral Agent.

4. Representations and Warranties. The Borrower (on behalf of itself and the other Credit Parties) hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) the Borrower and each other Credit Party has taken all necessary action to authorize the execution and delivery of, and performance under, this Amendment;

(b) this Amendment has been duly executed and delivered by the Borrower and each other Credit Party and constitutes each such Credit Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar Laws affecting creditors’ rights generally; and/or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third-party is required in connection with the execution or delivery of, or performance under, this Amendment by the Borrower or any other Credit Party;

(d) both immediately before and immediately after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement or any other Credit Document are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they are true and correct in all material respects as of such earlier date; and

(e) both immediately before and immediately after giving effect to this Amendment, no Default or Event of Default exists.

5. Reaffirmation. The Borrower (on behalf of itself and the other Credit Parties): (a) (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents (as amended by this Amendment), and (iii) agrees that this Amendment, and all documents, agreements and instruments executed in connection with this Amendment, do not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents (except to the extent such obligations are expressly modified pursuant to this Amendment); and (b) (i) affirms that each of the Liens granted in, or pursuant to, the Credit Documents is valid and subsisting, and (ii) agrees that this Amendment, and all documents, agreements and instruments executed in connection with this Amendment, do not, in any manner, impair, or otherwise adversely affect, any of the Liens granted in, or pursuant to, the Credit Documents.

6. Miscellaneous.

(a) Credit Document. This Amendment shall be deemed to be, and is, a Credit Document, and all references to a “Credit Document” in the Credit Agreement and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Credit Documents) shall be deemed to include this Amendment.

(b) No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Credit Documents shall remain unchanged and in full force and effect.

(c) Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (including in “.pdf” form) shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, as counsel to the Administrative Agent.

(e) Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATING TO THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written, intending to create an instrument under seal.

BORROWER:	HERITAGE INSURANCE HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Kirk Lusk (Seal)
	Name:	Kirk Lusk
	Title:	Chief Financial Officer

GUARANTORS:	CONTRACTORS ALLIANCE NETWORK, LLC,
a Florida limited liability company
FIRST ACCESS INSURANCE GROUP, LLC,
a Florida limited liability company
HERITAGE INSURANCE CLAIMS, LLC,
a Florida limited liability company
HERITAGE MGA, LLC,
a Florida limited liability company
NBIC FINANCIAL HOLDINGS, INC.,
a Delaware corporation
NBIC HOLDINGS, INC.,
a Delaware corporation
NBIC SERVICE COMPANY, INC.,
a Rhode Island corporation
SKYE LANE PROPERTIES, LLC,
a Florida limited liability company
ZEPHYR ACQUISITION COMPANY,
a Delaware corporation

	By:	/s/ Kirk Lusk (Seal)
	Name:	Kirk Lusk
	Title:	Chief Financial Officer

HI HOLDINGS, INC.,
a Hawaii corporation

	By:	/s/ Bruce Lucas (Seal)
	Name:	Bruce Lucas
	Title:	Chief Executive Officer

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ADMINISTRATIVE AGENT
AND COLLATERAL AGENT:	REGIONS BANK,
as Administrative Agent and Collateral Agent

	By:	/s/ Hichem Kerma (Seal)
	Name:	Hichem Kerma
	Title:	Managing Director

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LENDERS:	REGIONS BANK,
as a Lender

	By:	/s/ Hichem Kerma (Seal)
	Name:	Hichem Kerma
	Title:	Managing Director

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BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Catherine Liu (Seal)
Name:	Catherine Liu
Title:	Vice President

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HANCOCK WHITNEY BANK,
as a Lender

By:	/s/ Allen L. Harvell, Jr. (Seal)
Name:	Allen L. Harvell, Jr.
Title:	SVP

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CIBC BANK USA,
as a Lender

By:	/s/ Austin G. Love (Seal)
Name:	Austin G. Love
Title:	Managing Director

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WOODFOREST NATIONAL BANK,
as a Lender

By:	/s/ Jeffrey Mitchell (Seal)
Name:	Jeffrey Mitchell
Title:	Senior Vice President

[Signature Pages End]